UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 27, 2007

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

10117 Jasper Avenue, Suite 510, Edmonton, Alberta, Canada	T5J 1W8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Deep Well Oil & Gas, Inc. (“Deep Well”) anticipates holding its Annual Meeting of Shareholders on June 18, 2008 or such other date as set by the Company’s management. Deep Well's shareholders are hereby notified that the deadline for providing Deep Well timely notice of any shareholder proposal to be submitted for consideration in connection with Deep Well's 2008 Annual Meeting of Shareholders must be submitted to Deep Well at its office located at 510 Royal Bank Building, 10117 Jasper Avenue, Edmonton, Alberta T5J 1W8, by or prior to January 31, 2008. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8. As to all such matters which Deep Well does not have notice on or prior to January 31, 2008, discretionary authority shall be granted to the persons designated in Deep Well's proxy related to the 2008 meeting to vote on such proposal.

SECURITY HOLDERS ARE ADVISED TO READ THE COMPANY’S PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN AVAILABLE, INVESTORS CAN GET THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT THE WEB SITE OF THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS CAN OBTAIN FOR FREE FROM THE COMPANY A COPY OF THE PROXY STATEMENT WHEN IT IS AVAILABLE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: December 27, 2007	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO